SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2005

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

The form and amount of compensation paid to Ambac Financial Group, Inc.’s non-employee directors is reviewed from time to time by the Governance Committee of Ambac’s Board of Directors (the “Board”) to consider, among other things, market trends relating to director compensation. The last increase in Board compensation was effective as of January 1, 2004.

On December 6, 2005, upon the recommendation of the Governance Committee, the Board approved changes to the cash compensation of the non-employee directors, effective as of January 1, 2006. The changes are as follows:

Cash Compensation	Effective as of January 1, 2006	Prior to change
Annual Retainer	$80,000	$45,000

Annual Fee for Serving on Audit and Risk Assessment Committee	Eliminated	$10,000

Annual Fee for Serving on Other committees	Eliminated	$5,000 per committee

Annual Retainer for Lead Director	$25,000	0

Annual Retainer for Chair of Audit and Risk Assessment Committee	$20,000	$10,000

Annual Retainer for Other Committee Chairs	$10,000	$10,000

A chart reflecting the total cash and equity compensation to be received by each non-employee director of Ambac is filed as an exhibit and is incorporated in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Item
10.04	Directors’ Compensation Table (effective as of January 1, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: December 9, 2005

	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.04	Directors’ Compensation Table (effective as of January 1, 2006)*.

*	Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit pursuant to Item 15( c ) of Form 10-K.